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                                                                 Exhibit 22.1
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
                                      SUBSIDIARIES OF THE REGISTRANT
==========================================================================================
                                         Date of                Place of        Ownership
                                      Incorporation          Incorporation          %
                                    ======================================================
Minera Hispaniola, S.A.                   4-23-87          Dominican Republic       40
CR Minerals Corporation                  10-02-87           Colorado, U.S.A.       100
CR Kendall Corporation                    3-24-88           Colorado, U.S.A.       100
CR Montana Corporation                    4-23-90           Colorado, U.S.A.       100
CR Briggs Corporation                     7-25-90           Colorado, U.S.A.       100
CR International Corporation             10-06-93           Colorado, U.S.A.       100
Canyon Resources Africa Ltd.              3-29-94           Colorado, U.S.A.        90
Canyon de Panama, S.A.                    4-15-94                Panama            100
Canyon Resources Venezuela, C.A.          8-19-94              Venezuela            90
Canyon Resources (Chile) S.A.             9-06-94                Chile             100
Canyon Resources Tanzania                 9-06-94               Tanzania            90
CR Brazil Corporation                     6-07-95           Colorado, U.S.A.       100
=========================================================================================
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